UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
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Soliciting Material Pursuant to §240.14a-12

OUTLOOK THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830
(609) 619-3990
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Outlook Therapeutics, Inc., a Delaware corporation. The meeting will be held on Wednesday, March 23, 2022 at 10:00 a.m. Eastern time. In light of the ongoing COVID-19 pandemic, for the safety of all our stockholders and personnel, and taking into account the various federal, state and local guidance that have been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only via the Internet, with no physical in-person meeting. You will be able to attend and participate in the virtual Annual Meeting online by visiting the meeting center at https://web.lumiagm.com/269779073 and entering your control number found on your enclosed proxy card, where you will be able to listen to the Annual Meeting live, submit questions and vote.
You are being asked to vote on the following matters:
(1)
To elect the Board’s nominees, Ralph H. “Randy” Thurman, C. Russell Trenary III and Julian Gangolli to the Board of Directors as Class III Directors to hold office until the 2025 Annual Meeting of Stockholders.

(2)
To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022.

(3)
A non-binding advisory vote on the compensation of Outlook Therapeutics Inc.’s named executive officers.

(4)
A non-binding advisory vote on the frequency of future advisory votes on the compensation of Outlook Therapeutics Inc.’s named executive officers.

(5)
To conduct any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Annual Meeting will be entirely virtual. You will not be able to attend the Annual Meeting in person. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit the meeting center at https://web.lumiagm.com/269779073.
The record date for the Annual Meeting is January 26, 2022 (the “Record Date”). Only stockholders of record as of the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting
to Be Held on Wednesday, March 23, 2022 at 10:00 a.m. Eastern time via live webcast at https://web.lumiagm.com/269779073

The proxy statement and annual report to stockholders are available at https://www.astproxyportal.com/ast/22704/.
By Order of the Board of Directors,

/s/ Lawrence A. Kenyon

Lawrence A. Kenyon
Corporate Secretary
Iselin, New Jersey
January 27, 2022

Your vote is very important to us. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Stockholders who attend the virtual Annual Meeting should follow the instructions found at the meeting center at https://web.lumiagm.com/269779073 to vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder and register in advance following the instructions provided by your broker, bank or other nominee.

i

OUTLOOK THERAPEUTICS, INC.
485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830
(609) 619-3990
PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 23, 2022
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
We have sent you this proxy statement, our annual report to stockholders for the fiscal year ended September 30, 2021 and the proxy card, or collectively, the Proxy Materials, because the Board of Directors of Outlook Therapeutics, Inc. (sometimes referred to as “our company” or “Outlook Therapeutics”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including any adjournment or postponement thereof. This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to begin mailing these Proxy Materials on or about February 3, 2022 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials?
Rules adopted by the Securities and Exchange Commission, or the SEC, allow companies to send stockholders a notice of internet availability of Proxy Materials, rather than mail them full sets of Proxy Materials. This year, we chose to mail full packages of Proxy Materials to stockholders. However, in the future we may take advantage of the internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the internet. They would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, March 23, 2022, at 10:00 a.m. Eastern Time, in a virtual meeting format only via the Internet, with no physical in-person meeting. You will be able to attend and participate in the virtual Annual Meeting online by visiting the meeting center at https://web.lumiagm.com/269779073 and entering your control number found on your enclosed proxy card, where you will be able to listen to the Annual Meeting live, submit questions and vote.
Information on how to vote virtually at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the annual meeting. On this record date, there were 224,260,602 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares of common stock were registered directly in your name with Outlook Therapeutics’ transfer agent, American Stock Transfer & Trust Company, LLC, or AST, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are four matters scheduled for a vote:
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Proposal 1: Election of three Class III directors.

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Proposal 2: Ratification of selection by the Audit Committee of the Board of Directors of Outlook Therapeutics, Inc. of KPMG LLP, as independent registered public accounting firm of our company for our fiscal year ending September 30, 2022.

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Proposal 3: A non-binding advisory vote on the compensation of Outlook Therapeutics Inc.’s named executive officers.

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Proposal 4: A non-binding advisory vote on the frequency of future advisory votes on the compensation of Outlook Therapeutics Inc.’s named executive officers.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” the nominees to the Board of Directors in Proposal No. 1 or you may “Withhold” your vote for any nominee you specify. For Proposals No. 2 and No. 3 you may vote “For” or “Against” or abstain from voting. For Proposal No. 4, you may vote for any one of the following: “One Year,” “Two Years,” or “Three Years,” or you may abstain from voting on that matter.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of the Record Date, you may vote during the virtual Annual meeting via the Internet or you may vote by proxy using the enclosed proxy card, over the telephone or through the internet. Whether or not you plan to attend the virtual Annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
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To vote through the Internet during the virtual Annual Meeting, please visit https://web.lumiagm.com/269779073 and have available the control number included on your proxy card or on the instructions that accompanied your proxy materials, as well as the meeting password, OTLK2022.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on March 22, 2022 to be counted.
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To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on March 22, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these Proxy Materials from that organization rather than from Outlook Therapeutics. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials, or contact your broker or bank to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank (Broker non-votes)
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested). Accordingly, your broker or nominee may not vote your shares on Proposals No. 1, No. 3 and No. 4 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections on matters on which you are entitled to cast votes, your shares will be voted, as applicable, “For” the election of the nominees for directors named in Proposal No. 1, “For” Proposals No. 2 and No. 3 and “One Year” for Proposal No 4. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.
What does it mean if I receive more than one set of Proxy Materials?
If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the Proxy Materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Outlook Therapeutics’ Corporate Secretary at 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830.

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You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by October 6, 2022 to Outlook Therapeutics’ Corporate Secretary at 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above not later than the close of business on December 23, 2022 nor earlier than the close of business November 23, 2022. You are also advised to review our Bylaws, which contain a description of the information required to be submitted, as well as additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposals No. 1, votes “For,” “Withhold” and, if applicable, broker non-votes; with respect to Proposals No. 2 and No. 3 votes “For” and “Against,” abstentions and, if applicable, broker non-votes; with respect to Proposal No. 4, votes for “One Year,” “Two Years” and “Three Years,” abstentions and, if applicable, broker non-votes.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Class III Directors	Nominees receiving the most “For” votes	Withheld votes will have no effect	None
2	Ratification of KPMG LLP as Independent Registered Public Accounting Firm for fiscal year 2022	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter	Against	N/A
3	A non-binding advisory vote on the compensation of Outlook Therapeutics Inc.’s named executive officers	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter	Against	None
4	A non-binding advisory vote on the frequency of future advisory votes on the compensation of Outlook Therapeutics Inc.’s named executive officers	The option receiving the most votes for either “One Year,” “Two Years,” or “Three Years”	Withheld votes will have no effect	None
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 224,260,602 shares of common stock outstanding and entitled to vote. Thus, shares representing 112,130,302 votes must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting in person or represented by proxy may adjourn the meeting to another date. How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
This proxy statement, the proxy card and the annual report to stockholders are available at https://www.astproxyportal.com/ast/22704/.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors, or the Board, is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has nine members. There are three Class III directors whose terms of office expire at the annual meeting in 2022. Each of the nominees listed below has been selected by the Board as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee, or the Nominating Committee. Mr. Randy Thurman was previously elected by the stockholders. Mr. C. Russell Trenary III was appointed by the Board due to a newly created directorship upon the recommendation of the Nominating Committee in July 2021, and Mr. Julian Gangolli was appointed by the Board to fill a vacancy due to a newly created directorship upon the recommendation of the Nominating Committee in April 2020. If elected at the annual meeting, each of these nominees would serve until the 2025 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. We do not have a formal policy regarding director or director nominee attendance at the annual meeting. Three of our eight then-current directors were able to attend the 2021 annual meeting of stockholders.
Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees need to receive the highest number of affirmative votes to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our company. The person nominated for election has agreed to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.
Nominees for Election
The following is a brief biography of the nominees for Class III Directors and a discussion of the specific experience, qualifications, attributes or skills of the nominee that led the Board to recommend those persons as nominees for Class III Director, as of the date of this proxy statement.
The Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should continue to serve on the Board.
NAME	AGE(1)	PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
Ralph H. “Randy” Thurman	72	Executive Chairman, Class III
C. Russell Trenary III	64	President, Chief Executive Officer and Director, Class III
Julian Gangolli	64	Director, Class III

(1)
As of the Record Date.

Ralph H. “Randy” Thurman.   Mr. Thurman has served as the Executive Chairman of our board of directors since June 2018 and served as a member of our board since April 2018. He also currently serves as

Vice Chairman of Syntone BioPharma, director and chairman of the audit committee of TFF Pharmaceuticals, as well as Advisory Board Director- Villanova Law School Scarpa Center for Law and Entrepreneurialism. Mr. Thurman was previously a member of the board of directors of Allscripts, Inc. and the Executive Chairman of Presbia PLC (Nasdaq: LENS), a publicly-traded medical device company. From 2008 until 2011, Mr. Thurman served as Executive Chairman of CardioNet Inc. (now known as BioTelemetry, Inc.), and as its interim Chief Executive Officer from 2008 until 2010. From 2001 until 2007, Mr. Thurman was Founder, Chairman and Chief Executive Officer of VIASYS Healthcare Inc., a diversified healthcare technology company, which was acquired by Cardinal Healthcare Inc. in 2007. Mr. Thurman served as a consultant to Cardinal Healthcare Inc. from the date of acquisition until 2008. From 1997 until 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, which provided advisory services to bio-pharmaceutical, genomic, and medical device companies. From 1993 until 1997, Mr. Thurman was Chairman and Chief Executive Officer of Corning Life Sciences, Inc., and from 1984 until 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman served as a fighter pilot in the USAF and is a Board Director of the Distinguished Flying Cross Society of America. The Board believes Mr. Thurman’s expertise in corporate governance, operating and investing as well as extensive expertise in the healthcare industry qualifies him to serve on our board of directors.
C. Russell Trenary III.   Mr. Trenary has served as a member of our board of directors, President and Chief Executive Officer since July 2021. Mr. Trenary served as President and Chief Executive Officer of InnFocus, Inc., a glaucoma medical device company, from April 2013 until its April 2020 acquisition by Santen Pharmaceutical and has served as an Executive Advisor at Santen since such acquisition. Prior to that, Mr. Trenary served as President and Chief Executive Officer of G&H Orthodontics, an orthodontic medical device company, from October 2011 to October 2013 and as President and Chief Executive Officer of Ace Vision Group, Inc., a company developing technologies for restoring visual accommodation, from April 2009 to May 2011. Prior to that, Mr. Trenary served in a number of senior leadership positions at Advanced Medical Optics, Inc., including as President of the cataract business unit, Sunrise Technologies International, Inc., VidaMed, Inc. and Allergan, Inc., including as Senior Vice President and General Manager of the Medical Optics business unit. The Board believes that Mr. Trenary’s expertise in similar positions in the biopharmaceutical and related fields qualifies him to serve on our board of directors.
Julian Gangolli.   Mr. Gangolli has served as a member of our board of directors since April 2020. Mr. Gangolli has served as a member of our board of directors since April 2020. From May 2015 to April 2019, he served as President, North America of GW Pharmaceuticals Inc., and President of Greenwich Biosciences, Inc., the U.S. subsidiary of GW Pharmaceuticals Inc., spearheading the buildout of the company’s U.S. commercial infrastructure in advance of the potential launch of its lead therapeutic candidate, Epidiolex® (cannabidiol or CBD), which is in late-stage development for a number of child-onset epilepsy syndromes. Mr. Gangolli also served as a member of the board of directors of GW Pharmaceuticals Inc. from July 2015 to March 2017. Prior to joining GW Pharmaceuticals Inc., Mr. Gangolli served as President of the North American Pharmaceutical division of Allergan Inc. for 11 years. Prior to that, he served as Senior Vice President, U.S. Eye Care at Allergan. Prior to Allergan, Mr. Gangolli served in sales and marketing positions at VIVUS, Inc., Syntex Pharmaceuticals, Inc., and Ortho-Cilag Pharmaceuticals Ltd in the United Kingdom. Mr. Gangolli currently serves as a member of the board of directors of Krystal Biotech, Inc. and Revance Therapeutics. The board believes that Mr. Gangolli’s operating experience in the biopharmaceutical industry, experience at multiple public pharmaceutical companies and his expertise in the development and commercialization of specialty pharmaceutical products qualifies him to serve on our board of directors.

Vote Required
The election of directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the annual meeting and entitled to vote thereon to be approved. Broker non-votes and abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2023 (Class I) and 2024 (Class II) Annual Meetings
NAME	AGE(1)	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY, CLASS
Lawrence A. Kenyon	56	Chief Financial Officer, Executive Vice President, Treasurer, Secretary, Director, Class II
Gerd Auffarth	57	Director, Class II
Yezan Haddadin	46	Director, Class I
Kurt J. Hilzinger	61	Director, Class I
Faisal G. Sukhtian	37	Director, Class I
Andong Huang	25	Director, Class II

(1)
As of the Record Date.

Lawrence A. Kenyon.   Mr. Kenyon has served as a member of our board of directors and Chief Financial Officer since August 2018, as Chief Executive Officer and President from August 2018 to July 2021, as Interim Chief Executive Officer from June 2018 to August 2018, and as our Chief Financial Officer, Treasurer and Corporate Secretary since September 2015. Prior to that, from February 2014 to September 2015, Mr. Kenyon served as the Chief Financial Officer of Arno Therapeutics, Inc., a biopharmaceutical company focused on the development of therapeutics for cancer and other life-threatening diseases, and also as Chief Operating Officer from July 2014 to September 2015. From December 2011 to March 2013, Mr. Kenyon served as the Interim President & Chief Executive Officer, Chief Financial Officer and Secretary of Tamir Biotechnology, Inc., a publicly held biopharmaceutical company engaged in the development of oncology and anti-infective therapeutics. Prior to that, from December 2008 to July 2010, Mr. Kenyon was the Executive Vice President, Finance and, commencing in March 2009, the Chief Financial Officer of, Par Pharmaceutical Companies, Inc., a publicly held generic and branded specialty pharmaceutical company, or Par. Prior to joining Par, Mr. Kenyon was the Chief Financial Officer and Secretary of Alfacell Corporation, or Alfacell, from January 2007 through February 2009 and also served at various times during this period as Alfacell’s Executive Vice President, Chief Operating Officer and President, and was a member of Alfacell’s board of directors from November 2007 to April 2009. Prior to joining Alfacell, Mr. Kenyon served as the Executive Vice President, Chief Financial Officer and Corporate Secretary at NeoPharm, Inc., a publicly traded biopharmaceutical company, from 2000 to 2006. Mr. Kenyon received a B.A. in Accounting from the University of Wisconsin — Whitewater and is a CPA in Illinois.
The Board believes Mr. Kenyon’s experience as our Chief Executive Officer and Chief Financial Officer, combined with his experience in the biopharmaceutical industry qualifies him to serve on our board of directors.
Gerd Auffarth.   Prof. Dr. Auffarth has served as a member of our board of directors since April 2020. Prof. Dr. Auffarth is an internationally recognized ophthalmologist in the area of research and development as well as clinical care for patients. He currently serves as the Medical Director of Heidelberg University Eye Clinic. Prior to his appointment as Medical Director in 2011, he worked as a senior physician at the University Eye Clinic. He currently serves as the Director of the International Vision Correction Research Center (IVCRC) and the David J. Apple Laboratory for Ocular Pathology. He is a board member of the German and the European Society for Cataract and Refractive Surgery. In 2004 he was appointed Vice Chairman and Deputy Director of the Heidelberg Department of Ophthalmology; he was awarded Extraordinary Professorship in the Medical Faculty of the University of Heidelberg in May 2005. Prof. Dr. Auffarth holds an M.D. from RWTH Aachen University and a Ph.D. in Ocular Pathology from the Ruprecht-Karls University of Heidelberg.
The Board believes Prof. Dr. Auffarth’s experience and expertise in ophthalmology qualifies him to serve on our board of directors.
Yezan Haddadin.   Mr. Haddadin has served as a member of our board of directors since October 2017. Since July 2017, Mr. Haddadin has served as chief executive officer of GMS Capital Partners LLC, an investment company focused on making direct private equity investments in North America. GMS Capital Partners LLC is a subsidiary of GMS Holdings. From 2014 to 2017, Mr. Haddadin served as the Chief Executive Officer and a member of the board of directors of a regional investment bank based in Amman, Jordan and Dubai, United Arab Emirates. From 2013 to 2014, Mr. Haddadin served as an Advisor at Ripplewood Holdings LLC, a New York-based private equity firm. Mr. Haddadin also served as a Managing Director at Perella Weinberg Partners in New York from 2007 to 2013 and an Executive Director with J.P. Morgan in its mergers and acquisitions group from 2000 to 2007. Mr. Haddadin holds a J.D. from Northwestern University Law School and a B.S. in Foreign Service from Georgetown University. Mr. Haddadin was initially appointed to fill a vacancy on our board and was designated for such vacancy by BioLexis Pte. Ltd., or BioLexis, pursuant to the Investor Rights Agreement by and between our company and BioLexis dated September 11, 2017, as amended from time to time, or the BioLexis IRA.
The Board believes Mr. Haddadin’s managerial and capital raising experience qualifies him to serve on our board of directors.
Kurt J. Hilzinger.   Mr. Hilzinger has served as a member of our board of directors since December 2015. Since 2007, Mr. Hilzinger has served as a partner at Court Square Capital Partners L.P., an independent private equity firm, where he is responsible for investing in the healthcare sector. Since July 2003, Mr. Hilzinger also has served in various capacities as a member of the board of directors at Humana, Inc., a managed care company, including serving as Lead Director from August 2010 to January 2014, and as Chairman since January 2014. In addition, Mr. Hilzinger also has served in several roles at AmerisourceBergen Corporation, a healthcare company, including as a member of the board of directors from March 2004 to November 2007, as the President and Chief Operating Officer from October 2002 to November 2007 and as the Executive Vice President and Chief Operating Officer from August 2001 to October 2002. Mr. Hilzinger also serves on the Visiting Committee at the Ross School of Business at the University of Michigan. Mr. Hilzinger received a B.B.A. in Accounting from the University of Michigan and is a Certified Public Accountant in Michigan.
The Board believes Mr. Hilzinger’s experience and financial expertise in the healthcare sector qualifies him to serve on our board of directors.
Faisal G. Sukhtian.   Mr. Sukhtian has served as a member of our board of directors since September 2017. Sukhtian is the Executive Director at GMS Holdings, a privately owned diversified investment company. Mr. Sukhtian oversees a number of investments within the GMS Holdings portfolio and has served as a director on the company’s board since 2008. Mr. Sukhtian has extensive experience in operations, strategy development and mergers and acquisitions in the biopharma and life sciences space. Mr. Sukhtian has served as a Director of BioLexis Private Limited since 2017. He has been the chairman of the board of Genepharm, a leading European B2B pharmaceutical company, since 2019. Mr. Sukhtian served as a member of the board of MS Pharma, a leading regional pharmaceutical company focused on the MENA region, since 2011. Mr. Sukhtian has served as Vice Chairman of the board of Agri Sciences, an international crop protection company headquartered in Jordan, since 2010. Mr. Sukhtian previously served on the boards of Stelis Biopharma, a biotech company based in India, from 2015 to 2021, as well as Alvogen, a global generics company, from 2008 to 2014.From 2008 to 2011, and an Mr. Sukhtian served as Executive Director of GMS Holdings, a diversified investment company, since 2008. In addition to managing operations of GMS Holdings, Mr. Sukhtian oversees a number of investments within the GMS Holdings portfolio and serves as a director of GMS Holdings’ board of directors. From 2008 to 2011, Mr. Sukhtian served as Executive Director of Munir Sukhtian International. From 2010 to 2011, he served as Managing Director of Agri Sciences Ltd., an agrochemicals manufacturing business based in Turkey. Mr. Sukhtian has served as a member of the board of directors of Expert Petroleum, an oilfield services company based in Romania, since 2008, Agri Sciences since 2010, MS Pharma, a leading MENA based branded pharmaceutical generics company, since 2011 and Stelis Biopharma Private Limited, a biotherapeutic and biosimilar developer and manufacturer based in India, since 2015. Mr. Sukhtian previously served as a member of the board of directors of Alvogen, a multinational generics pharmaceutical company based in the United States, from 2008 to 2014 and Waterloo Industries, Inc., a manufacturer of tool storage based in the United States, from 2015 to 2017. Prior to joining GMS Holdings, Mr. Sukhtian worked at JP Morgan, in New York, where he worked primarily on mergers and acquisitions, debt and equity transactions serving clients in the industrials and transportation industries. Mr. Sukhtian received an M.B.A. from Columbia Business School and a B.S. in International Economics from Georgetown University’s School of Foreign

Service. Mr. Sukhtian was initially appointed to fill a vacancy on the Board, and was designated for such vacancy by BioLexis pursuant to the Investor Rights Agreement by and between our company and BioLexis dated September 11, 2017, as amended from time to time…
The Board believes Mr. Sukhtian’s managerial and pharmaceutical industry experience qualifies him to serve on our board of directors.
Andong Huang.   Mr. Huang has served as a member of our board of directors since June 2020. Mr. Huang has been Vice President, Business Development for Syntone Technologies Group (China) since 2017, focusing on strategic partnerships and international business relationships. Mr. Huang is fluent in Mandarin Chinese and English, and is completing his Bachelor of Arts and Science with a major in Economics and East Asian Studies at the University of Toronto (expected June 2021). Mr. Huang currently serves as President of the Chinese Undergraduate Association of the University of Toronto, one of the largest student organizations at the institution. Mr. Huang was initially appointed to our board by Syntone Ventures LLC pursuant to the Stock Purchase Agreement by and between the Company and Syntone Ventures LLC, dated May 22, 2020.
The Board believes Mr. Huang’s industry experience and relationship with a significant investor qualifies him to serve on our board of directors.
Family Relationships
There are no family relationships among any of our directors or executive officers or the person nominated to become director.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under The Nasdaq Stock Market, LLC, or Nasdaq, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. The Board consults with our outside counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Prof. Dr. Auffarth and Messrs. Gangolli, Haddadin, Hilzinger, Huang, Sukhtian and Thurman. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with our company.
In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between us and entities with which some of our directors are or have been affiliated, including the relationships and transactions described in the section of this proxy captioned “Transactions with Related Persons,” and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.
Board Leadership Structure
The Board has an independent Executive Chairman, Mr. Thurman, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Executive Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Executive Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of our company. In addition, we believe that having an independent Executive Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our company and its stockholders. As a result, we believe that having an independent Executive Chairman can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. The Audit Committee of the Board, or the Audit Committee, has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board, or the Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports, as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
The Board met six times during the last fiscal year. All Board members attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member, except for Prof. Dr. Auffarth who attended 67% of meetings.
Information Regarding Committees of the Board of Directors
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The following table provides membership information for fiscal year 2021 for each of the standing committees of the Board:
Name	Audit	Compensation	Nominating and Corporate Governance	Executive
C. Russell Trenary III				X
Lawrence A. Kenyon				X
Kurt J. Hilzinger	X*	X
Faisal G. Sukhtian			X*	X
Ralph “Randy” H. Thurman		X*	X	X
Yezan Haddadin	X	X		X
Julian Gangolli	X			X
Gerd Auffarth			X
Andong Huang

*
Committee Chairperson

Below is a description of each standing committee of the Board of Directors.
The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” as applicable to such committee and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of our independent registered public accounting firm; determines and approves the engagement of our independent registered public accounting firm; determines whether to retain or terminate our existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firms; reviews and approves the retention of our independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between our company and any related persons; confers with management and our independent registered public accounting firm regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is currently composed of three directors: Julian Gangolli, Yezan Haddadin and Kurt J. Hilzinger, with Mr. Hilzinger serving as Chair. The Audit Committee met four times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://ir.outlooktherapeutics.com/static-files/c85b8857-1640-4b7f-a3fe-df47f467c36a.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that Mr. Hilzinger qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.
Compensation Committee
The Compensation Committee is currently composed of three directors: Ralph “Randy” H. Thurman, Kurt J. Hilzinger and Yezan Haddadin, with Mr. Thurman serving as Chair. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met once during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://ir.outlooktherapeutics.com/static-files/35a76243-3da9-4ccf-ab55-008eace0d9b8.
The Compensation Committee acts on behalf of the Board to review, adopt, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and approval of, or recommend to the Board, the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our executive officers, other senior management and directors; and

•
administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets as its members deem necessary or appropriate, but in no event less than once annually. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During fiscal 2021 and 2020, our management engaged Mercer as compensation consultants to evaluate long and short-term executive compensation, director compensation and executive severance plans. Our Compensation Committee later ratified these engagements. Mercer reviewed our executive officer and director compensation relative to a peer group and against survey data available to them. Mercer ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Based on the recommendations by Mercer, in September 2020, our board of directors approved certain adjustments to our non-employee director compensation policy that took effect on October 1, 2020. The terms of non-employee director compensation policy is described under “Director Compensation” below.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as members of the Board (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for our company.
The Nominating Committee is currently composed of three directors: Faisal G. Sukhtian, Gerd Auffarth and Ralph H. “Randy” Thurman, with Mr. Sukhtian serving as Chair. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating Committee meets as its members deem necessary or appropriate. The Board has adopted a written Nominating Committee charter that is available to stockholders on our website at https://ir.outlooktherapeutics.com/static-files/1666f900-45ef-4414-9cb0-72d1e2dee519. The Nominating Committee met once during the fiscal year.
The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, our ongoing contractual obligations, and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At this time, the Nominating Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830. Submissions must include the full name of the proposed nominee, age, business and residence address, current principal occupation or employment of the nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, the class and number of shares of each class of capital stock of the corporation that are owned of record and beneficially by such nominee, and the date or dates on which such shares were acquired and the investment intent of such acquisition. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Executive Committee
Our Board formed the Executive Committee to meet as needed and provide frequent oversight and guidance to management. We believed this to be critical given our small senior management team, liquidity position, and need to maximize the resources of the Board to continue to develop ONS-5010 and maximize stockholder value. The Executive Committee is comprised of our Executive Chairman, Randy Thurman, Julian Gangolli, Yezan Haddadin, Lawrence A. Kenyon, Faisal Sukhtian and C. Russell Trenary III. The Executive Committee meets as needed and provides guidance and direction to the executive management team.
Stockholder Communications with the Board of Directors
Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at https://ir.outlooktherapeutics.com/static-files/a7b472e8-e20b-4c13-ac7a-7d879143598d. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
We have Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at
https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since October 2015. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to our company for the fiscal years ended September 30, 2021 and 2020 by KPMG LLP, our independent registered public accounting firm.
	Fiscal Year Ended September 30,
	2021	2020
Audit Fees	$522,000	$318,000
Tax Fees	107,980	31,403
Total Fees	$629,980	$349,403
Audit Fees.   This category consists of the annual audit of our consolidated financial statements and the interim reviews of the quarterly consolidated financial statements and services rendered in connection with registration statements, including comfort letters and consents.
Audit-Related Fees.   None.
Tax Fees.   This category includes all fees associated with tax compliance, tax advice and tax planning work.
All Other Fees.   None.
Pre-Approval Policies and Procedures
Our Audit Committee charter provides that the Audit Committee will approve the fees and other significant compensation to be paid to our independent registered public accounting firm, and pre-approve all audit services and all non-audit services of our independent registered public accounting firm permitted under applicable law. The charter also provides that the Audit Committee may establish other pre-approval policies and procedures for the engagement of our independent registered public accounting firm to render services to us, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. The Audit Committee has approved all audit and audit-related work covered by the audit fees and tax fees.
Vote Required
The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter at the annual meeting will be required to ratify the selection of KPMG LLP.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing by Outlook Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2021 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.
Julian Gangolli
Yezan Haddadin
Kurt J. Hilzinger

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC (the “Dodd-Frank Act”)), the Company is providing its stockholders the opportunity to cast a non-binding, advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the named executive officers’ compensation.
The Company’s named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers described in this proxy statement. The compensation of our named executive officers is disclosed in the section of this proxy statement titled “Executive Compensation”, the compensation tables, and the related narrative disclosure contained therein. We believe that our named executive officer compensation program is competitive within our industry and strongly aligned with the long-term interests of our stockholders. Our Compensation Committee regularly reviews our named executive officer compensation program to ensure that it achieves the desired goals of aligning our named executive officer compensation structure with our stockholders’ interests and current market practices.
For these reasons, the Board recommends a vote in favor of the following resolution:
“RESOLVED, that the stockholders of Outlook Therapeutics, Inc. (the “Company”) approve, on an advisory basis, compensation paid to the Company’s named executive officers, as disclosed in Part III of the Company’s annual report on Form 10-K for the year ending September 30, 2021 and its proxy statement for the 2022 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”
Vote Required
As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s named executive officer compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board at any time throughout the year. This proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have the same effect as a vote “against” this proposal.
The Board of Directors Recommends
A Vote “For” Proposal 3.

PROPOSAL 4
ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE
The requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Act) enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, as required by these rules, the Company is seeking the input of its stockholders on the frequency with which it will hold a non-binding, advisory vote on the compensation of its named executive officers (commonly known as a “frequency of say-on-pay” proposal). In voting on this Proposal 4, stockholders are provided with four choices. Stockholders may indicate their preference as to whether the advisory vote on the compensation of the Company’s named executive officers should occur (i) once every year, (ii) once every two years, (iii) once every three years; or (iv) the stockholders may abstain from voting on this Proposal 4.
After careful consideration, it is the opinion of the Board that the frequency of the stockholder vote on the compensation of the Company’s named executive officers should be once every year (i.e., annually). The Board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide direct input on the Company’s compensation policies and practices, and the resulting compensation for the named executive officers, every year. Stockholders would have the opportunity to consider the Company’s most recent compensation decisions in the context of its pay-for-performance philosophy and focus on increasing long-term stockholder value, and to provide feedback to the Company in a timely way.
While the Board recommends an annual vote, stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being provided with the opportunity to cast a non-binding, advisory vote, via the enclosed proxy card, on whether the stockholder advisory vote on named executive officer compensation should occur (i) once every year, (ii) once every two years, (iii) once every three years, or (iv) to abstain from voting on the matter.
Vote Required
As an advisory vote, this proposal is not binding on the Company. Notwithstanding the advisory nature of this vote, the Board values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board. The alternative (every year, every two years or every three years) receiving the majority of the shares present in person or represented by proxy will be the frequency that stockholders approve. If no alternative receives a majority vote, then the frequency that receives the greatest number of votes will be the frequency that stockholders approve.
The Board of Directors Recommends
A Vote of “One Year” for Proposal 4.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information relating to the beneficial ownership of our common stock as of the Record Date, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

Beneficial ownership determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Applicable percentage ownership and total voting power are based on 224,260,602 shares of common stock outstanding as of the Record Date. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Shares of common stock issuable upon vesting, exercise or conversion of outstanding equity awards or preferred stock that are exercisable, subject to vesting or convertible within 60 days after the Record Date are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the awards, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
As otherwise noted below, the address for persons listed in the table is c/o Outlook Therapeutics, Inc., 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830.
	Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	%
Five Percent Stockholders (other than directors and officers):
BioLexis Pte. Ltd.(1)	50,965,058	22.7%
Syntone Ventures, LLC(2)	19,823,045	8.8%
GMS Ventures and Investments(3)	29,064,572	12.9%
Named Executive Officers and Directors:
C. Russell Trenary III, Director, President and Chief Executive Officer	35,000	*
Lawrence A. Kenyon, Director, Chief Financial Officer, Treasurer and Corporate Secretary(4)	1,503,764	*
Jeff Evanson, Chief Commercial Officer	1,177,130	*
Terry Dagnon, Chief Operations Officer	1,163,058	*
Ralph H. “Randy” Thurman, Executive Chairman(5)	1,168,885	*
Gerd Auffarth, M.D, Director(6)	265,977	*
Julian Gangolli, Director(7)	351,076	*
Yezan Haddadin, Director(8)	764,708	*
Kurt J. Hilzinger, Director(9)	717,020	*
Andong Huang, Director(10)	249,124	*
Faisal G. Sukhtian, Director(11)	769,906	*
All executive officers and directors as a group (11 persons)	8,165,648	3.6%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

†
Represents voting power of less than one percent (1%) of the outstanding common stock.

(1)
Excludes 27,834,257 shares of our common stock and warrants to acquire 1,230,315 shares of our common stock, all of which are held directly by GMS Ventures and Investments. GMS Ventures, a Cayman Islands exempted company, is a private investment vehicle and wholly owned subsidiary of GMS Holdings, which is the 50% beneficial owner of BioLexis Pte. Ltd., or BioLexis, a Singapore private limited company. Tenshi Life Sciences Private Limited, or Tenshi, a private investment vehicle controlled by Arun Kumar Pillai, or Kumar, and GMS Pharma (Singapore) Pte. Limited, or GMS Pharma, a private investment company and wholly-owned subsidiary of GMS Holdings, a private investment company, or GMS Holdings, are the 50:50 beneficial owners of BioLexis, in which each of Tenshi and GMS Pharma owns 50% of the outstanding voting shares. Kumar, a natural person, is the holder of a controlling interest in Tenshi. Ghiath M. Sukhtian, or Sukhtian, a natural person, is the holder of a controlling interest in GMS Holdings, which is the holder of a controlling interest in GMS Pharma. The principal office address of Kumar is #30, “Galaxy”, 1st Main, J.P. Nagar, 3rd Phase, Bangalore, India 560078. The principal office address of Sukhtian is Zahran Street, 7th Circle Zahran Plaza Building, 4th Floor P.O. Box 142904, Amman, Jordan 11844.

(2)
All shares are held directly by Syntone Ventures LLC, a Delaware limited liability company (“Syntone”). Syntone LLC, a Delaware limited liability company (the “Manager”) is the manager of Syntone, and is wholly-owned by Syntone Technologies Group Co. Ltd. (“Syntone Technologies”) a company organized in the People’s Republic of China The principal business address for each of Syntone and the Manager is 1517 Champlain Crest Way, Cary, NC 27513. The principal business address for Syntone Technologies is Beihuan Road East, Renqiu City, Heibei Province, People’s Republic of China.

(3)
Includes warrants to acquire 1,230,315 shares of our common stock. See Note (1) for information regarding GMS Ventures.

(4)
Includes 1,484,838 shares of common stock issuable under outstanding options held by Mr. Kenyon exercisable within 60 days of the Record Date.

(5)
Includes 1,157,010 shares of common stock issuable under outstanding options held by Mr. Thurman exercisable within 60 days of the Record Date.

(6)
Represents shares of common stock issuable under outstanding options held by Mr. Auffarth exercisable within 60 days of the Record Date.

(7)
Represents shares of common stock issuable under outstanding options held by Mr. Gangolli exercisable within 60 days of the Record Date.

(8)
Includes 734,708 shares of common stock issuable under outstanding options held directly by Mr. Haddadin exercisable within 60 days of the Record Date.

(9)
Includes 693,913 shares of common stock issuable under outstanding options held by Mr. Hilzinger exercisable within 60 days of the Record Date.

(10)
Represents shares of common stock issuable under outstanding options held by Mr. Huang exercisable within 60 days of the Record Date.

(11)
Includes 731,906 shares of common stock issuable under outstanding options held directly by Mr. Sukhtian exercisable within 60 days of the Record Date.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information concerning our executive officers, including their ages, as of January 1, 2022. Biographical information for C. Russell Trenary III and Lawrence A. Kenyon is included in Proposal No. 1 and the section titled “Information regarding the Board of Directors,” respectively.
Name	Age	Position(s)
C. Russell Trenary III	64	Director, President and Chief Executive Officer
Lawrence A. Kenyon	56	Director, Chief Financial Officer, Treasurer and Corporate Secretary
Terry Dagnon	60	Chief Operations Officer
Jeff Evanson	53	Chief Commercial Officer
Terry Dagnon. Mr. Dagnon has served as our Chief Operations Officer since November 2018. From March 2015 through November 2018, Mr. Dagnon was Senior Vice President of Operations at Dohmen Life Science Services, and from March 2014 to March 2015 acted as its Vice President, Regulatory Affairs. From April 2013 through March 2014, Mr. Dagnon provided consulting services through a proprietary company, and prior thereto, held various positions at Alcon, a Novartis Company, where he last served Head of Regulatory Affairs, North America, from October 2012 through April 2013, and prior thereto served a variety of roles with increasing responsibility in regulatory affairs from December 1999 through October 2012. Prior to a career in the life sciences industry, Mr. Dagnon served 11 years on active duty with the United States Army and was a SFC/E-7 Special Forces Green Beret 18D Senior Non-Commissioned Officer. Mr. Dagnon received his Master of Science Regulatory Affairs from San Diego State University, and a B.S. in Health Care Administration from Wayland Baptist University.
Jeff Evanson. Mr. Evanson has served as our Chief Commercial Officer since November 2018. Mr. Evanson has led Scott Three Consulting, LLC as Founder and President since April of 2018, and from September 2014 through April 2018, served as a Managing Director in the Life Science Practice of Navigant. Prior to joining Navigant, Mr. Evanson was the Vice President and Global Commercial Head of the Pharmaceutical Franchise at Alcon, a Novartis Company from April 2010 to September 2014. Mr. Evanson serves on the board of directors of Children’s HeartLink and was formerly a two-term board member of Gillette Children’s Hospital in St. Paul, Minnesota, from 2008 to 2014. Mr. Evanson received his M.B.A. from the University of Minnesota, and a B.A. in Chemistry from the University of St. Thomas in St. Paul Minnesota.

EXECUTIVE COMPENSATION
For the year ended September 30, 2021, our named executive officers are:
•
C. Russell Trenary III, our President and Chief Executive Officer;*

•
Lawrence A. Kenyon, our Executive Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary;*

•
Terry Dagnon, our Chief Operations Officer; and

•
Jeff Evanson, our Chief Commercial Officer.

We refer to these executive officers herein as our named executive officers.

*
Mr. Trenary succeeded Mr. Kenyon as President and Chief Executive Officer of the Company on July 6, 2021. All information regarding compensation and awards in this section reflect the compensation of Mr. Kenyon as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Corporate Secretary through July 5, 2021, and as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary from and after July 6, 2021. All information regarding compensation and awards in this section reflect the compensation of Mr. Trenary as President and Chief Executive Officer from and after July 6, 2021.

Summary Compensation Table
The following table sets forth the information as to compensation awarded to, paid to or earned by our named executive officers. We did not pay any non-equity incentive plan compensation or have any non-qualified deferred compensation earnings and have omitted those columns from the table.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
C. Russell Trenary III(4)	2021	$145,384	$—	$7,304,000	$6,228	$7,455,612
President and Chief Executive Officer	2020	—	—	—	—	—
Lawrence A. Kenyon(4)	2021	425,000	212,500	2,008,035	23,679	2,669,214
Executive Vice President,	2020	425,000	116,875	621,449	21,010	1,184,334
Chief Financial Officer,
Treasurer and Corporate Secretary
Terry Dagnon(5)	2021	—	—	—	300,000	300,000
Chief Operations Officer	2020	—	—	—	159,677	159,677
Jeff Evanson(5)	2021	—	—	—	300,000	300,000
Chief Commercial Officer	2020	—	—	—	159,677	159,677

(1)
Discretionary bonus amounts paid during fiscal year ended September 30, 2021.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted computed in accordance with ASC 718, for stock-based compensation transactions. These amounts do not reflect the actual economic value that would be realized by the named executive officer upon the exercise of the stock options. For a discussion of the assumptions used in determining the fair value of stock option awards in the above table and other additional information on the stock options granted, refer to Note 13 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on December 22, 2021.

(3)
Amounts in this column for Mr. Kenyon reflect the payment of term life and disability insurance premiums, along with 401(k) matching contributions. These benefits are provided to Mr. Kenyon on the same terms as provided to all of our regular full-time employees. For each of Mr. Dagnon and Mr. Evanson, the amounts reflect compensation paid directly to Messrs. Dagnon and Evanson pursuant to their respective consulting agreements, which became effective March 19, 2020.

(4)
Mr. Kenyon served as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Corporate Secretary through July 5, 2021, and as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary from and after July 6, 2021. Mr. Trenary commenced serving as President and Chief Executive Officer from and after July 6, 2021.

Agreements with our Named Executive Officers
Below are written descriptions of our compensation arrangements with our named executive officers. We currently have employment agreements with Messrs. Trenary, Kenyon, Dagnon and Evanson. During fiscal year 2021 and through December 2021, Mr. Dagnon and Mr. Evanson each provided services to us pursuant to consulting agreements, the terms of which are briefly described below, and prior to March 2020, they provided services to us under our former agreement with MTTR, LLC, which terminated in March 2020. See “Transactions with Related Persons  —  MTTR LLC  —  ONS 5010 Strategic Partnership Agreement” for more information regarding the former MTTR agreement.
Mr. Trenary.   In July 2021, in connection with Mr. Trenary’s appointment as President and Chief Executive Officer of the Company, we entered into an employment agreement with Mr. Trenary providing for, among other things, an initial base salary of $600,000 and a discretionary annual cash bonus with a target amount equal to 70% of Mr. Trenary’s base salary. Mr. Trenary received an initial grant of 4,000,000 options to purchase common stock, one quarter of which will vest on the first anniversary of the grant and the remainder of which will vest in monthly installments over the succeeding three years, subject to Mr. Trenary’s continued service through each vesting date. In addition, Mr. Trenary received a performance grant of 1,000,000 options to purchase common stock, which will vest upon the Company’s achievement of certain milestones. As described below under “Outstanding Equity Awards at Fiscal Year End,” following the end of the 2021 fiscal year, these performance options were cancelled and replaced with a new performance option to purchase 1,500,000 shares of our common stock, which will vest upon the Company’s achievement of certain milestones. Mr. Trenary is entitled to certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
Mr. Kenyon.   In July 2021, we entered into a new employment agreement with Mr. Kenyon providing for, among other things, Mr. Kenyon’s employment as Executive Vice President and Chief Financial Officer of the Company for a term of 12 months. Mr. Kenyon receives a base salary of $425,000, as well as a cash bonus for 2021 equal to 50% of his base salary, which shall be payable if the Company meets or exceeds certain financial and other business milestone objectives as determined and approved by the board of directors and the Chief Executive Officer of the Company. Mr. Kenyon is additionally entitled to certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under “—  Potential Payments upon Termination or Change of Control.”
Mr. Dagnon and Mr. Evanson.   As noted above, during fiscal year 2021 and prior to December 2021, the Company was a party to consulting agreements with each of Mr. Dagnon and Mr. Evanson. The agreements provided for the payment of a monthly fee for services during the term of each agreement ($25,000 for 20 hours per week), and also provided for the issuance of 1,207,457 shares to each, subject to stockholder approval (which was obtained in March 2020). All of the shares issued to Mr. Dagnon and Mr. Evanson pursuant to their consulting agreements were subject to certain lock-up restrictions and repurchase rights, including a repurchase right for $0.01 per share if either of them terminated his consulting agreement other than for good reason or we terminated the agreement for cause (each term as defined therein). The repurchase right would lapse upon the occurrence of certain events set forth in the consulting agreements, including upon a termination of the consulting agreement for good reason, without cause, due to disability or upon a change of control (as defined therein).
On December 21, 2021, we entered into employment agreements with each of Mr. Dagnon and Mr. Evanson, which superseded and replaced their prior consulting agreements. Pursuant to their new employment agreements, each of Mr. Dagnon and Mr. Evanson will receive a base salary of $450,000 and a discretionary annual cash bonus with a target amount equal to 50% of his respective base salary. In connection with their entry into the employment agreements, each of Mr. Dagnon and Mr. Evanson received a grant of 800,000 options to purchase common stock, one quarter of which will vest on the first anniversary of the grant and the remainder of which will vest in monthly installments over the succeeding three years, subject to their continued service through each vesting date. In addition, each of Mr. Dagnon and Mr. Evanson received a performance grant of 200,000 options to purchase common stock, which will vest upon the Company’s achievement of certain milestones. Under their new employment agreements, Messrs. Dagnon and Evanson are now entitled to certain severance and change in control benefits, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which one of our named executive officer’s service terminates, each is generally entitled to receive amounts earned during his term of service, including salary and unused vacation pay. The terms of each named executive officer’s potential payments upon termination or change of control are summarized below.
Mr. Trenary.   Pursuant to Mr. Trenary’s current executive employment agreement, if he is terminated without cause or if he resigns for good reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the Company’s proprietary information, inventions, non-competition and non-solicitation agreement (“PIIA”), he is entitled to continued payment of his base salary for 12 months following the termination, 100% of his target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 12 months, full vesting of 50% of his then unvested equity awards, and reimbursement of expenses owed to him through the date of his termination.
If Mr. Trenary’s employment is terminated by us or any successor entity (provided such successor entity either assumes Mr. Trenary’s equity awards or substitutes similar equity awards) without cause or if he resigns for good reason within two months prior to or within 12 months following a change in control (as defined in the Company’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”)), subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he is entitled to continued payment of his base salary for 18 months, 150% of his annual target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. Additionally, 100% of his then unvested equity awards shall become fully vested.
For purposes of Mr. Trenary’s employment agreement:
•
“Cause” for termination means that the Company has determined in its sole discretion that Mr. Trenary has engaged in any of the following: (i) a material breach of any covenant or condition under his employment agreement or any other agreement between Mr. Trenary and the Company; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Company policy or any act of misconduct; (v) refusal to follow or implement a clear and reasonable directive of the Company; (vi) negligence or incompetence in the performance of his duties or failure to perform such duties in a manner satisfactory to the Company after the expiration of 10 days without cure after written notice of such failure; or (vii) breach of fiduciary duty.

•
“Good reason” means the occurrence of any of the following events without Mr. Trenary’s consent: (i) a material reduction in his base salary of at least 25%; (ii) a material breach of the employment agreement by us; (iii) a material reduction in Mr. Trenary’s duties, authority and responsibilities relative to his duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of Mr. Trenary’s principal place of employment, without his consent, in a manner that lengthens his one-way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation; provided, however, that none of the events described in this sentence will constitute good reason unless and until (x) Mr. Trenary first notifies us in writing describing in reasonable detail the condition(s) that constitutes good reason within 30 days of its occurrence, (y) we fail to cure the condition(s) within 30 days after our receipt of written notice, and (z) Mr. Trenary voluntarily terminates his employment within 30 days after the end of 30-day cure period.

Mr. Kenyon.   Pursuant to Mr. Kenyon’s current executive employment agreement, as amended, at the expiration of his agreement or if he is terminated without Cause or if he resigns for Good Reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he is entitled to continued payment of his base salary for 12 months following the termination, a bonus equivalent to 50% of Mr. Kenyon’s base salary for the year in which termination occurs, employee benefit coverage for up to 12 months, full vesting of 50% of his then unvested equity awards, and reimbursement of expenses owed to him through the date of his termination.
For purposes of Mr. Kenyon’s employment agreement:
•
“Cause” is generally as defined above with respect to Mr. Trenary’s employment agreement.

•
“Good reason” means the occurrence, without Mr. Kenyon’s consent, of any of the following events: (i) a material reduction in his base salary of at least 25%; (ii) a material breach of the employment agreement by us; (iii) the relocation of Mr. Kenyon’s principal place of employment in a manner that lengthens his one-way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation, other than travel to a new headquarters to be established at the direction of the board of directors; provided, however, that none of the events described in this sentence will constitute good reason unless and until (x) Mr. Kenyon first notifies us in writing describing in reasonable detail the condition(s) that constitutes good reason within 30 days of its occurrence, (y) we fail to cure the condition(s) within 30 days after our receipt of written notice, and (z) Mr. Kenyon voluntarily terminates his employment within 30 days after the end of 30-day cure period.

Mr. Dagnon.   As of September 30, 2021, Mr. Dagnon would generally not have been entitled to receive any payments or benefits upon a termination of his consulting agreement or a change in control, other than the potential lapse of the repurchase right as described above. However, effective December 21, 2021, pursuant to Mr. Dagnon’s current executive employment agreement, if he is terminated without cause or if Mr. Dagnon terminates his employment for good reason, he would be entitled to receive an amount equal to 12 months of his base salary plus a bonus equal to his full target amount, employee benefit coverage for up to 12 months, as well as the acceleration of 50% of his unvested equity awards subject to time-based vesting requirements.
For purposes of Mr. Dagnon’s employment agreement:
•
“Cause” is generally as defined above with respect to Mr. Trenary’s employment agreement.

•
“Good reason” generally means the occurrence of any of the following events without Mr. Dagnon’s consent: (i) a material reduction in Mr. Dagnon’s base salary of at least 25%; (ii) a material breach of the employment agreement by the Company; (iii) a material reduction in Mr. Dagnon’s duties, authority and responsibilities relative to Mr. Dagnon’s duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of Mr. Dagnon’s principal place of employment, without his consent, in a manner that lengthens his one-way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation, not to include Mr. Dagnon’s initial relocation to a new headquarters to be established at the direction of the board of directors; provided, however, that none of the events described in this sentence will constitute good reason unless and until (x) Mr. Dagnon first notifies us in writing describing in reasonable detail the condition(s) that constitutes good reason within 30 days of its occurrence, (y) we fail to cure the condition(s) within 30 days after our receipt of written notice, and (z) Mr. Dagnon voluntarily terminates his employment within 30 days after the end of 30-day cure period..

Mr. Evanson.   As of September 30, 2021, Mr. Evanson would generally not have been entitled to receive any payments or benefits upon a termination of his consulting agreement or a change in control, other than the potential lapse of the repurchase right described above. However, effective December 21, 2021, pursuant to Mr. Evanson’s current executive employment agreement, if he is terminated without cause or if Mr. Evanson terminates his employment for good reason, he would be entitled to receive an amount equal to 12 months of his base salary plus a bonus equal to his full target amount, employee benefit coverage for up to 12 months, as well as the acceleration of 50% of his unvested equity awards subject to time-based vesting requirements.
For purposes of Mr. Evanson’s employment agreement:
•
“Cause” is generally as defined above with respect to Mr. Trenary’s employment agreement.

•
“Good reason” is generally as defined above with respect to Mr. Dagnon’s employment agreement.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of September 30, 2021.
	Option awards(1)
	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
C. Russell Trenary III	07/06/2021	—	4,000,000(2)	—	2.42	07/06/2030
	07/06/2021	—	—	500,000(4)	2.42	07/06/2030
	07/06/2021	—	—	500,000(4)	2.42	07/06/2030
Lawrence A. Kenyon	08/01/2018	46,875	15,625(3)	—	6.88	08/01/2028
	02/19/2019	50,000	50,000(3)	—	10.56	02/19/2029
	09/12/2019	225,000	225,000(3)	—	1.75	09/12/2029
	03/19/2020	54,108	162,327(3)	—	0.54	03/19/2030
	07/17/2020	112,500	337,500(3)	—	1.58	07/17/2030
	10/01/2020	46,875	3,668,984(3)	—	0.71	10/01/2030

(1)
The outstanding equity awards as of September 30, 2021 are stock options that were granted under and subject to the terms of the 2015 Plan. Except as otherwise indicated, each stock option is subject to vesting, subject to the executive’s continuous service with us through the vesting dates (or satisfaction of the vesting conditions) and the potential vesting acceleration of the time-based vesting conditions upon a change in control and certain terminations of employment.

(2)
Twenty-five percent of the shares subject to the option shall vest on July 6, 2022, with the remaining shares vesting in equal monthly installments over the following three years thereafter, subject to Mr. Trenary’s continuous service with the Company on each such date. The option is also subject to acceleration under certain circumstances.

(3)
The shares underlying each option vest annually in four equal installments starting from the applicable grant date subject to Mr. Kenyon providing continuous service to the Company on each such date. Vesting may be accelerated in the event of (a) a change in control as defined in the 2015 Plan and (b) the achievement of certain predefined corporate objectives, in each case subject to Mr. Kenyon providing continuous service through such event.

(4)
As previously disclosed, following the end of the 2021 fiscal year, on December 21, 2021, the compensation committee determined to cancel these performance options and replace them with a new option to purchase 1,500,000 shares of our common stock, which will vest upon the Company’s achievement of certain milestones, subject to Mr. Trenary’s continued employment with the Company.

Director Compensation
The following table sets forth information concerning the compensation earned for service on our board of directors during the year ended September 30, 2021. Mr. Trenary’s and Mr. Kenyon’s compensation as executive officers is set forth under “—  Summary Compensation Table.” Mr. Trenary and Mr. Kenyon did not receive any additional compensation for service as a director. None of our directors earned any compensation other than cash fees or stock option awards under the 2015 Plan during the fiscal year ended September 30, 2021, accordingly, we have omitted all other columns from the table below.
Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2)(3) ($)	Total ($)
Randy Thurman	—	374,379	374,379
Gerd Auffarth	—	79,000	79,000
Julian Gangolli	—	112,500	112,500
Kurt Hilzinger	—	208,610	208,610
Yezan Haddadin	—	269,103	269,103
Andong Huang	—	75,000	75,000
Faisal G. Sukhtian	—	267,725	267,725

(1)
All non-employee directors elected to receive annual cash fees pursuant to our non-employee director compensation policy as in effect during fiscal 2021 in the form of stock options. See discussion below under “—  Non-Employee Director Compensation Policy” for cash retainers, as well as discussion of stock options in lieu of fees below under “—  Non-Employee Director Compensation Policy  —  Option Awards in Lieu of Cash Fees.”

(2)
Reflects the aggregate grant date fair value of the stock option awards granted computed in accordance with ASC 718, for stock-based compensation transactions. These amounts do not reflect the actual economic value that would be realized by the director upon exercise of the stock options. For a discussion of the assumptions used in determining the fair value of awards of stock options in the above table and other additional information on stock options granted, refer to Note 13 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on December 22, 2021. Amounts include stock options granted in lieu of cash fees in additional to annual and/or initial grants. See discussion of stock options in lieu of fees below under “—  Non-Employee Director Compensation Policy  —  Option Awards in Lieu of Cash Fees.”

(3)
As of September 30, 2021, the following non-employee directors held options to purchase the following number of shares of our common stock: Randy Thurman (1,157,010), Gerd Auffarth (276,333), Julian Gangollli (356,627), Kurt Hilzinger (685,307), Yezan Haddadin (722,875), Andong Huang (260,054), Faisal Sukhtian (720,718).

Non-Employee Director Compensation Policy
We have adopted a non-employee director compensation policy, most recently amended effective October 1, 2020 for the 2021 fiscal year, pursuant to which our non-employee directors are eligible to receive the compensation described below for service on our board of directors and committees of our board of directors.
Equity Compensation
Initial Grant
Each new non-employee director who joins our board of directors is granted a non-statutory stock option to purchase 25,000 shares of common stock under the 2015 Plan, which options vest annually over the three years from the grant date, subject to continued service as a director through the applicable vesting date.
Annual Grant
On the date of each annual meeting of our stockholders, each non-employee director also receives an annual non-statutory stock option grant under the 2015 Plan with respect to a number of shares of our common stock having an aggregate “fair value” of $35,000 as of the annual meeting date, determined using a Black-Scholes or binominal valuation model regularly used by us on the grant date (prior to the 2021 fiscal year, the annual grant consisted of an option to purchase 15,000 shares of our common stock). These options vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our stockholders, subject to continued service as a director through the applicable vesting date.
Cash Compensation
Each non-employee director receives an annual cash retainer of $40,000 for serving on our board of directors. The chairperson of our board of directors also receives an additional annual cash retainer of $30,000. In the event that the chairperson is an employee and the board of directors appoints a Lead Independent Director, that person will receive the additional annual cash retainer otherwise payable to the chairperson.
In addition, as Executive Chairman, Mr. Thurman is entitled to an additional annual retainer of $120,000 payable in equal monthly installments.
The chairperson and members of the four principal standing committees of our board of directors are generally entitled to the following annual cash retainers:
Board Committee	Chairperson Fee	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000
Executive Committee	—	30,000
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter. As discussed below under “—  Option Awards in Lieu of Cash Fees,” with respect to the 2021 fiscal year, each non-employee director elected to receive a one-time equity grant in lieu of cash fees.
Option Awards in Lieu of Cash Fees
Under the non-employee director compensation policy, each non-employee director may elect to receive all annual cash compensation the form of stock options granted pursuant to the 2015 Plan. This election must be made prior to the beginning for the applicable fiscal year, and each non-employee director must submit a new election for each fiscal year. If a non-employee director elects to receive compensation in the form of stock options, such stock options are automatically be granted on the third business day in October of such fiscal year and vest as follow: (i) 25% will vest on the last day of the first fiscal quarter during such fiscal year, and (ii) 25% will vest on the last day of each subsequent fiscal quarter during such fiscal year, provided the non-employee director is in service as a director on the first day of the fiscal quarter of the applicable scheduled vesting date. Non-employee directors who join the board mid-fiscal year make their elections within 30 days following commencement of service, and options are automatically granted on the first day of the fiscal quarter following such election.
In accordance with such election in the fiscal year 2021, our non-employee directors were granted the following option awards:
	Option awards
Name	Grant date	Number of options granted	Grant date fair value ($)	Option exercise price ($)	Option expiration date
Randy Thurman	10/1/2020	259,297	0.5221	0.71	10/1/2030
Kurt J. Hilzinger	10/1/2020	217,602	0.5221	0.71	10/1/2030
Yezan Haddadin	10/1/2020	290,372	0.5221	0.71	10/1/2030

	Option awards
Name	Grant date	Number of options granted	Grant date fair value ($)	Option exercise price ($)	Option expiration date
Faisal Sukhtian	10/1/2020	296,353	0.5221	0.71	10/1/2030
Randy Thurman	10/5/2020	396,809	0.5141	0.7052	10/5/2030
Kurt Hilzinger	10/5/2020	116,708	0.5141	0.7052	10/5/2030
Yezan Haddadin	10/5/2020	160,474	0.5141	0.7052	10/5/2030
Faisal Sukhtian	10/5/2020	151,721	0.5141	0.7052	10/5/2030
Julian Gangolli	10/5/2020	150,748	0.5141	0.7052	10/5/2030
Gerd Auffarth	10/5/2020	85,586	0.5141	0.7052	10/5/2030
Andong Huang	10/5/2020	77,805	0.5141	0.7052	10/5/2030
Gerd Auffarth	3/24/2021	20,873	1.6768	2.27	3/24/2031
Yezan Haddadin	3/24/2021	20,873	1.6768	2.27	.3/24/2031
Kurt Hilzinger	3/24/2021	20,873	1.6768	2.27	.3/24/2031
Andong Huang	3/24/2021	20,873	1.6768	2.27	.3/24/2031
Randy Thurman	3/24/2021	20,873	1.6768	2.27	.3/24/2031
Julian Gangolli	3/24/2021	20,873	1.6768	2.27	.3/24/2031
Faisal Sukhtian	3/24/2021	20,873	1.6768	2.27	.3/24/2031
Hedging Transactions
Our Insider Trading Policy prohibits officers, directors, employees or our consultants from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities at any time.

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since October 1, 2019 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of our total assets at September 30, 2020 or 2021, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the section titled “Executive Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers and stockholders.
Financings
Loans and Guarantees
In connection with the November 2018 private placement to BioLexis, we entered into a Second Note and Warrant Amendment and Waiver, or the Second Amendment, to our senior secured notes originally issued in December 2016, pursuant to which the senior secured noteholders agreed to, among other items, further extend the maturity date of the senior secured notes and provide that such notes may be converted into common stock at an initial conversion price of $8.9539 per share (120% of the price per share paid by BioLexis in the private placement). Holders of senior secured notes included two of our former directors, Scott Canute and Albert Dyrnessss, as well as Sabby Healthcare Master Fund, Ltd., or Sabby, which was a significant stockholder. Under this Second Amendment, the maturity date of such senior secured notes was able to be extended up to December 22, 2019 in exchange for us making several payments of principal and interest through August 31, 2019 and raising no less than $20.0 million of additional equity capital on or prior to June 30, 2019.
In November 2018, following the initial sale to BioLexis, we paid the senior secured noteholders an aggregate of approximately $2.2 million of principal and interest. We made the additional scheduled payments of an aggregate of $3.7 million of principal and interest on these senior secured notes as follows: (i) approximately $1.2 million of principal and interest on December 7, 2018; (ii) approximately $1.0 million of interest on December 22, 2018; and (iii) approximately $1.5 million of principal and interest on February 15, 2019. Additionally, although we raised $20.0 million of additional equity capital on or prior to June 30, 2019, in June 2019, following the redemption of approximately $1.8 million of outstanding aggregate principal amount of senior notes, we entered into a Third Note and Warrant Amendment and Waiver, with the secured noteholders of the remaining $6.7 million outstanding aggregate principal amount, pursuant to which we amended the maturity date of the senior secured notes to December 22, 2019, and the scheduled payments of principal and interest on or prior to each of June 30, 2019 ($3.0 million), July 31, 2019 ($1.0 million) and August 31, 2019 ($1.0 million) were removed. We also increased the interest rate payable to 12.0% per annum from 5.0% per annum.
In addition, in November 2018, we and the then holders of the senior notes mutually agreed to reduce the exercise price of the warrants held by them to acquire an aggregate of 474,062 shares of our common stock to $12.00 per share, and extend the expiration of such warrants by three years.
We also agreed to take such steps as may be reasonably necessary to amend the exercise price to $12.00 and further extend the expiration date of our outstanding Series A warrants (Nasdaq: OTLKW) by three years. Such Series A warrants had an exercise price of $52.80 per share and expire on the earlier to occur of (a) the date that is 20 business days after the date on which the closing sales price of our common stock is greater than or equal to $58.00 per share and (b) February 18, 2019. In January 2019, we reduced the exercise price of these warrants from $52.80 to $12.00 and further extended the exercise period from February 18, 2019 to February 18, 2022.
Employment and Other Compensation Arrangements, Equity Plan Awards
We have entered into employment agreements and consulting agreements with certain of our executive officers in connection with their employment or provision of services to us. For more information regarding the executives’ arrangements, see “Executive Compensation — Agreements with Our Named Executive Officers.”

We also have established certain equity plans, pursuant to which we grant equity awards to our employees and directors.
BioLexis and Affiliated Investments
April 2019 Public Offering
In April 2019, we completed an underwritten public offering of an aggregate of 10,340,000 shares of our common stock, 15-month warrants to purchase an aggregate of 10,340,000 shares of our common stock, and 5-year warrants to purchase an aggregate of 10,340,000 shares of our common stock at a combined public offering price of $2.75 per share and accompanying warrants. The 15-month and 5-year warrants have an exercise price of $2.90 per share. BioLexis was allocated, and acquired from the underwriters, 3,636,364 shares of our common stock, 15-month warrants to acquire 3,636,364 shares of our common stock and 5-year warrants to acquire 3,636,364 shares of our common stock, for approximately $10.0 million. In June 2019, we amended the terms of the 15-month warrants to remove the beneficial ownership limitations, and BioLexis cashless exercised such warrants pursuant to their terms, as amended, and received .60 of the underlying shares (or 2,181,818 shares of our common stock).
In December 2019, we amended the terms of all remaining outstanding warrants that had with the consent of the requisite warrantholders (including BioLexis) to reduce the per share exercise price of all of the outstanding warrants to $0.2320 per share, reduced the exercise period to 5:00 P.M., Eastern Time, on December 24, 2019, revised the terms to permit cashless exercise at any time, and provided that all warrants that were not exercised prior to the expiration of the amended exercise period would automatically be net exercised for shares of our common stock immediately prior to expiration based on the cashless exercise provisions included in such warrants (with provisions made for abeyance to comply with beneficial ownership limitations and a carve-out from such restrictions for BioLexis). BioLexis cashless exercised its remaining warrants (3,636,364 5-year warrants) pursuant to the amended terms and received 2,909,091 shares of our common stock.
January 2020 Series A-1 Preferred Amendment
On January 27, 2020, we entered into an agreement with BioLexis whereby we agreed to seek stockholder approval of the Certificate of Amendment of the Certificate of Designation of the Series A-1 Preferred, as required by Delaware law, and the issuance of shares of our common stock pursuant to such amended terms, as required by applicable Nasdaq rules, and BioLexis agreed to promptly convert its shares of Series A-1 Preferred (originally issued to it in July 2018) pursuant to such amended terms, and in any event, within five business days of stockholder approval thereof. As amended, the effective conversion rate was increased from $18.89797 per share to $431.03447263 per share, resulting in 29,358,621 shares issuable upon conversion of the 68,112 shares of Series A-1 Preferred outstanding (rather than 1,287,178) (or an effective conversion rate of  $0.232 per share). The amended terms clarified that while the Series A-1 Preferred voted on an as-converted basis, they will use a conversion rate of  $111.982082867 per share, resulting in approximately 112 votes per share (or an effective rate of  $0.893 per share, the “Minimum Price” on January 27, 2020) in order to comply with applicable Nasdaq rules, an increase over the current approximately 19 votes per share. Following stockholder approval in March 2020, the Series A-1 was amended as proposed, and BioLexis promptly converted into common stock per the amended terms. Accordingly, there are no longer any shares of Series A-1 preferred issued and outstanding.
February 2020 Private Placement Offering
In February 2020, pursuant to a purchase agreement with GMS Ventures and Investments, or GMS Ventures, an affiliate of BioLexis, we closed a concurrent private placement at-the-market under Nasdaq rules of 2,460,630 shares of our common stock and warrants to purchase up to 1,230,315 shares of our common stock, at a combined purchase price of $1.016 per share and associated warrant, for aggregate gross proceeds of approximately $2.5 million. The warrants have an exercise price of $0.9535 per share of common stock, are exercisable on the date of issuance, and will expire four years following the date of issuance. We amended the existing investor rights agreement with BioLexis to add GMS Ventures as a party.

February 2021 Public Offering
GMS Ventures participated in the February 2021 underwritten offering of our common stock, acquiring 8,360,000 shares of our common stock from the underwriter at the public offering price per share of $1.00, for gross proceeds of $8.36 million cash to us. We did not pay the underwriter any commissions or discounts on shares sold by it to GMS Ventures. GMS Ventures may acquire additional shares as a result of the exercise of the underwriters’ over-allotment option in order to maintain its ownership pursuant to its rights under the existing investor rights agreement.
November 2021 Public Offering
In November 2021, the Company issued in an underwritten public offering 46,000,000 shares of common stock at a purchase price per share of $1.25 for $54.0 million in net proceeds after payment of underwriter discounts and commissions and other underwriter offering costs. GMS purchased an aggregate of 16,000,000 shares of common stock in the public offering at the public offering price per share.
MTTR LLC — ONS 5010 Strategic Partnership Agreement
In February 2018, we entered into a strategic partnership agreement with MTTR LLC, or MTTR, to advise on regulatory, clinical and commercial strategy and assist in obtaining approval of ONS-5010, our bevacizumab therapeutic product candidate for ophthalmic indications. In January 2020, we agreed to terminate this arrangement and in connection therewith, following receipt of necessary stockholder approval, in March 2020, we issued an aggregate of 7,244,739 shares of our common stock to the four principals of MTTR (who include two of our named executive officers, Mr. Dagnon and Mr. Evanson) pursuant to individual consulting agreements we entered into with each of them, and paid MTTR a one-time settlement fee of $110,000. The consulting agreements also include terms setting the respective compensation arrangements of each of the principals, including for Mr. Dagnon and Mr. Evanson, who have been serving as executive officers since November 2018.
We did not pay Mr. Dagnon or Mr. Evanson any direct compensation as consultants or as employees during the year ended September 30, 2020 nor during the period from October 1, 2020 through March 19, 2021. During this time, Mr. Dagnon and Mr. Evanson were compensated directly by MTTR for services provided to us, including as executive officers. We began compensating Mr. Dagnon and Mr. Evanson directly as consultants effective March 19, 2020. Mr. Dagnon and Mr. Evanson have also agreed to provide consulting services to an affiliate of BioLexis pursuant to a separate arrangement. MTTR and its four principals under the strategic partnership agreement and the subsequent individual consulting agreements earned an aggregate $1,089,408 and $1,294,089 during the year ended September 30, 2021 and 2020, respectively, which includes monthly consulting fees and expense reimbursement, but excludes stock-based compensation related to restricted stock.
Syntone Ventures, LLC
May 2020 Private Placement Offering
In June 2020, we issued 16,000,000 shares of our common stock to Syntone Ventures, LLC. in a private placement pursuant to a stock purchase agreement entered in May 2020, at a purchase price of $1.00 per share, receiving aggregate gross proceeds of $16.0 million.
In connection with the May 2020 stock purchase agreement, on May 22, 2020, we entered into a joint venture agreement with Syntone pursuant to which we agreed to form a PRC joint venture that will be 80% owned by Syntone and 20% owned by us. Once formed, we intend to enter into a royalty-free license with the PRC joint venture for the development, commercialization and manufacture of our product candidate, ONS-5010 in the greater China market, which includes Hong Kong, Taiwan and Macau.
We made the initial investment of $900,000 in June 2020 and expect to be required to make an additional capital contribution to the PRC joint venture of approximately $2.1 million, which will be made within four years after the establishment date in accordance with the development plan contemplated in the license agreement or on such other terms within such four-year period.

June 2020 Private Placement Offering
In July 2020, we received $1.0 million in proceeds in connection with a securities purchase agreement entered into on June 22, 2020 with Syntone, in a concurrent private placement pursuant to which we issued and sold 823,045 shares of our common stock at a purchase price of $1.215 per share.
February 2021 Private Placement Offering
In February 2021, we received $3.0 million in proceeds in connection with a securities purchase agreement entered into on January 28, 2021 with Syntone, in a concurrent private placement to our underwritten public offering, pursuant to which we issued and sold 3,000,000 shares of our common stock at a purchase price of $1.00 per share, the same price per share paid by investors in the underwritten public offering.
Indemnification Agreements
Our amended and restated certificate of incorporation, as amended, contains provisions limiting the liability of directors, and our amended and restated bylaws, as amended, provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws, each as amended, also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by our board of directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers that requires us to indemnify our directors and executive officers.
Related-Party Transaction Policy
In 2016, we adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of our board of directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” our Proxy Materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Outlook Therapeutics, Inc., Corporate Secretary, 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Lawrence A. Kenyon

Lawrence A. Kenyon
Corporate Secretary

OUTLOOK THERAPEUTICS, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 23, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned hereby constitutes and appoints C. Russell Trenary III and Lawrence A. Kenyon, and each of them as proxies, each with full power of substitution, and authorizes each of them to represent and to vote all of the shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Outlook Therapeutics, Inc. (the “Company”) in such manner as they, or either of them, may determine on any matters that may properly come before the Annual Meeting or any postponements or adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held virtually via the Internet on March 23, 2022, 10:00 a.m. Eastern Time. The undersigned hereby revokes any proxies previously given. (Continued and to be signed on the reverse side) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF OUTLOOK THERAPEUTICS, INC. March 23, 2022 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held March 23, 2022 The Proxy Statement and our 2021 Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/22704/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES AND "FOR" PROPOSALS 2 AND 3 AND RECOMMENDS A VOTE OF "ONE YEAR" FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00002220303040001000 1 032322 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND FOR "ONE YEAR" FOR PROPOSAL 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. Proposal 1 To elect the following nominees to Class III of the Company’s board of directors: Ralph H. "Randy" Thurman C. Russell Trenary III Julian Gangolli Proposal 2 To ratify the selection of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal 2022. Proposal 3 A non-binding advisory vote on the compensation of our named executive officers. Proposal 4 A non-binding advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. FOR WITHHOLD FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE VIRTUAL MEETING. 2 YEARS 3 YEARS ABSTAIN 1 YEAR